Investor Relations ir@hormel.com	Media Relations media@hormel.com
Hormel Foods Corporation Announces Leadership Appointment and Provides Business Updates

AUSTIN, Minn., (Oct. 29, 2025)

Leadership Appointment

Hormel Foods Corporation (NYSE: HRL) today announced the appointment of Paul Kuehneman as interim chief financial officer and controller, effective October 27, 2025. He will report to Jeff Ettinger, interim chief executive officer, and is accountable for the Company’s accounting, finance, treasury, and internal controls functions.

With more than 30 years of business and finance experience at Hormel Foods, Kuehneman has held a variety of leadership roles, including director of internal audit, vice president and chief financial officer for the Jennie-O Turkey Store, assistant controller, and most recently, vice president and controller of Hormel Foods.

“Paul is a respected leader with deep knowledge of our business and a proven track record of results,” said Ettinger. “His broad experience across the organization over three decades makes him well-equipped to support our Company’s strategy, maintain financial discipline, and drive long-term shareholder value.”

Kuehneman succeeds Jacinth Smiley who is leaving the Company and will be pursuing other opportunities.

“I want to thank Jacinth for her many contributions to Hormel Foods, our culture, and our team,” said Ettinger. “We wish her the best in her next endeavor.”

The Company intends to conduct a chief financial officer search and will include internal and external candidates in the process.

Fourth Quarter Update

The Company also provided an update on several topics related to its fiscal 2025 fourth quarter, which ended on October 26, 2025.

The Company continues to anticipate strong top-line results for the fourth quarter, driven by sustained demand across its retail, foodservice, and international businesses. Key contributors include the Company’s turkey portfolio, the PLANTERS® brand, and its leading positions in the marketplace.

While the Company’s protein-centric portfolio remained relevant to customers and consumers in the quarter, the Company continued to experience persistent inflation in key commodity inputs, at levels exceeding expectations. Additionally, the Company was impacted by the spread of highly pathogenic avian influenza (HPAI) and pneumoviruses within the poultry industry. Hormel Foods remains focused on mitigating these headwinds through productivity initiatives and strategic pricing actions.

Investor Relations ir@hormel.com	Media Relations media@hormel.com
Late in the quarter, a fire occurred at the Company’s Little Rock, Arkansas, peanut butter production facility. The incident was quickly contained with no reported injuries. Repairs are underway, and full production is expected to resume early in the first quarter of fiscal 2026. Further, on October 25, 2025, the Company issued a voluntary, class 1 recall related to certain chicken products sold in foodservice channels. The Company continues to prioritize operational integrity, with comprehensive protocols in place to ensure the safety of its team members and products.

Collectively, Hormel Foods expects net sales growth for the quarter toward the top end of the Company’s previously issued guidance range and adjusted earnings per share approximately $0.08 to $0.09 below its prior expectations. The Company is not reaffirming its previously issued GAAP earnings per share guidance range, pending completion of normal year-end financial closing procedures. As part of these procedures, the Company anticipates recording non-cash impairment charges, primarily related to its International segment and its snack nuts business.

“We remain confident in the relevance of our portfolio and our brands and are encouraged by the continued top-line momentum of our business,” said Ettinger. “Despite the recent impacts of inflationary pressures and isolated operational disruptions, we believe we are well-positioned to navigate these temporary challenges and are committed to delivering long-term, sustainable growth and value for our shareholders.”

Hormel Foods will provide a comprehensive review of its final fourth quarter and full-year results, along with its fiscal 2026 outlook, during its regularly scheduled earnings release and conference call in early December.

Estimates for the fourth quarter of fiscal 2025 presented in this release are preliminary and represent the most current information available to management. Actual results for the quarter may differ due to the completion of the Company’s financial closing procedures. The Company has not provided a reconciliation of preliminary results for adjusted earnings per share, as it is not able as of this date, without unreasonable effort, to finalize items required to develop a meaningful comparable GAAP financial measure.

ABOUT HORMEL FOODS — Inspired People. Inspired Food.™
Hormel Foods Corporation (NYSE: HRL), based in Austin, Minnesota, is a global branded food company with approximately $12 billion in annual revenue. Its brands include PLANTERS®, SKIPPY®, SPAM®, HORMEL® NATURAL CHOICE®, APPLEGATE®, JUSTIN’S®, WHOLLY®, HORMEL® BLACK LABEL®, COLUMBUS®, JENNIE-O® and more than 30 other beloved brands. The company is a member of the S&P 500 Index and the S&P 500 Dividend Aristocrats, was named one of the best companies to work for by U.S. News & World Report, one of America's most responsible companies by Newsweek, recognized by TIME magazine as one of the World's Best Companies and has received numerous other awards and accolades for its corporate responsibility and community service efforts. The company lives by its purpose statement — Inspired People. Inspired Food.™ — to bring some of the world's most trusted and iconic brands to tables across the globe. For more information, visit hormelfoods.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements, which are based on the Company's current assumptions and expectations. These statements are typically accompanied by the words "aim," "anticipate," "believe," "could," “estimate,” "expect," “intend,” "may," "might," “plan,” “project,” "seek," “target,” "will," "would," or similar words or expressions. The principal forward-

Investor Relations ir@hormel.com	Media Relations media@hormel.com
looking statements in this press release include statements regarding the Company's fiscal 2025 fourth quarter outlook, future financial and operational performance, and production facility operations.

All such forward-looking statements are intended to enjoy the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended. Although the Company believes there is a reasonable basis for the forward-looking statements, its actual results could be materially different. The most important factors which could cause the Company's actual results to differ from its forward-looking statements include, but are not limited to, risks related to the deterioration of economic conditions; risks and uncertainties associated with intangible assets, including any future goodwill or intangible assets impairment charges; the risk of disruption of operations; the risk that the Company may fail to realize anticipated cost savings or operating profit improvements associated with strategic initiatives, including the Transform and Modernize initiative; risk of the Company's inability to protect information technology (IT) systems against, or effectively respond to, cyber-attacks, security breaches or other IT interruptions; food safety risks; fluctuations in commodity prices and availability of raw materials and other inputs; fluctuations in market demand for the Company's products; risks related to the Company's ability to respond to changing consumer preferences; damage to the Company's reputation or brand image; risks of litigation; risks associated with trade policies, export and import controls, and tariffs; and the other risks and uncertainties described in Item 1A – Risk Factors of the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which can be accessed at www.hormelfoods.com in the "Investors" section. Though the Company has attempted to list comprehensively these important cautionary risk factors, the Company cautions that other factors may in the future prove to be important in affecting the Company’s business or results of operations. Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update any forward-looking statement.